Exhibit 10.1
NINTH AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
          NINTH AMENDMENT, dated as of December 21, 2009, to the Credit Agreement referred to below (this “Amendment”), by and among DICK’S SPORTING GOODS, INC., a Delaware corporation (the “Borrower”), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Agent for the Lenders party to such Credit Agreement (in such capacity, the “Agent”), and the Lenders signatory hereto.
W I T N E S S E T H:
          WHEREAS, the Borrower, the other Loan Parties signatory thereto, the Agent and the Lenders are parties to that certain Second Amended and Restated Credit Agreement, dated as of July 28, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and
          WHEREAS, Borrower, Agent and Required Lenders have agreed to amend certain provisions of the Credit Agreement, in the manner, and on the terms and conditions, provided for herein.
          NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Definitions. Capitalized terms not otherwise defined herein (including in the Recitals hereto) shall have the meanings ascribed to them in the Credit Agreement as amended hereby (the “Amended Credit Agreement”).
     2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as of the Effective Date (as defined below) as follows:
          (a) Amendment to Section 11.1 of the Credit Agreement. Section 11.1 of the Credit Agreement is hereby amended by adding a new sentence at the end thereof to read as follows:
“No amendment, waiver or consent shall, unless in writing and signed by Agent and an L/C Issuer, as the case may be, in addition to the Required Lenders or each affected Lender, as the case may be, affect the rights or duties of Agent or such L/C Issuer, as applicable, under this Agreement or any other Loan Document.”
          (b) Amendment to Annex A to the Credit Agreement. The definition of “Letter of Credit Obligations” set forth in Annex A to the Credit Agreement is hereby amended and restated in its entirety as follows:

“‘Letter of Credit Obligations’ shall mean all outstanding obligations incurred by Agent, Lenders and/or Affiliates of Lenders that are L/C Issuers at the request of Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance or guarantee, by Agent or any Lender of Letters of Credit. The amount of such Letter of Credit Obligations at any time shall equal the maximum amount which may be payable by Agent, Lenders and/or Affiliates of Lenders that are L/C Issuers under or pursuant to the outstanding Letters of Credit at such time.”
          (c) Amendments to Annex F to the Credit Agreement. Annex F to the Credit Agreement is amended by amending and restating such Annex in its entirety as provided in Exhibit A attached hereto.
     3. Representations and Warranties. To induce the Agent to enter into this Amendment, the Borrower hereby represents and warrants that, after giving effect to this Amendment:
          (a) Each of the execution, delivery and performance by the Borrower and each other Loan Party which is party to the Guaranty of this Amendment and the performance of the Amended Credit Agreement are (i) within the Borrower’s and each such Loan Party’s corporate or similar powers and have been duly authorized by all necessary corporate or similar action (including, if applicable, the consent of shareholders); (ii) do not contravene any provision of any Loan Party’s charter or bylaws or equivalent organizational or charter or other constituent documents; (iii) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (iv) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, material agreement or other material instrument to which any Loan Party is a party or by which any Loan Party or any of its property is bound; (v) do not result in the creation or imposition of any Lien upon any of the property of any Loan Party other than those in favor of the Agent, on behalf of itself and the Lenders, pursuant to the Loan Documents; and (vi) do not require the consent or approval of any Governmental Authority or any other Person.
          (b) This Amendment has been duly executed and delivered by or on behalf of the Borrower and each other Loan Party which is party to the Guaranty.
          (c) Each of this Amendment and the Amended Credit Agreement constitutes a legal, valid and binding obligation of the Borrower and each Loan Party signatory thereto enforceable against the Borrower and such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          (d) As of the Effective Date and both before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
          (e) No action, claim or proceeding is now pending or, to the knowledge of any Loan Party signatory hereto, threatened against such Loan Party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which challenges such Loan Party’s right, power, or competence to enter into this Amendment or, to the extent applicable, perform any of its obligations under this Amendment, the Amended Credit Agreement or any other Loan Document, or the validity or enforceability of this Amendment, the Amended Credit Agreement or any other Loan Document or any action taken under this Amendment, the Amended Credit Agreement or any other Loan Document or which if determined adversely could have or result in a Material Adverse Effect. To the knowledge of each Loan Party signatory hereto, there does not exist a state of facts which is reasonably likely to give rise to such proceedings.
          (f) All representations and warranties of the Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct as of the date hereof with the same effect as though such representations and warranties had been made on and as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date.
     4. Remedies. This Amendment shall constitute a Loan Document. The breach by any Loan Party of (a) any representation or warranty in any material respect as of the date when made or deemed made and (b) any covenant or agreement, in each case, in this Amendment shall constitute an immediate Event of Default hereunder and under the other Loan Documents.
     5. No Other Amendments/Waivers. Except as expressly provided for herein, the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms. In addition, this Amendment shall not be deemed a waiver of any term or condition of any Loan Document by the Agent or the Lenders with respect to any right or remedy which the Agent or the Lenders may now or in the future have under the Loan Documents, at law or in equity or otherwise or be deemed to prejudice any rights or remedies which the Agent or the Lenders may now have or may have in the future under or in connection with any Loan Document or under or in connection with any Default or Event of Default which may now exist or which may occur after the date hereof. The Credit Agreement and all other Loan Documents are hereby in all respects ratified and confirmed.
     6. Affirmation of Obligations. Each of the Loan Parties signatory hereto hereby acknowledges, agrees and affirms (a) its obligations under the Credit Agreement and the other Loan Documents, including, without limitation, its guaranty obligations thereunder, (b) that such guaranty shall apply to the Obligations in accordance with the terms thereof, (c) the grant of the security interest in its Collateral pursuant to the Loan Documents and (d) that such liens and security interests created and granted are valid and continuing and secure the Obligations in accordance with the terms thereof.
     7. Waiver of Claims. The Borrower and the other Loan Parties signatory hereto hereby acknowledge and agree that as of December 21, 2009, (a) the aggregate outstanding amount of the Revolving Credit Loan is $0.00 and (b) Letters of Credit are outstanding having an undrawn amount of $17,688,415.33, and that such amounts are payable pursuant to the Credit Agreement without defense, offset, withholding, counterclaim or deduction of any kind. The Borrower and each other Loan Party hereby waive, release, remise and forever discharge the Agent, the Lenders and each other Indemnified Person from any and all Claims of any kind or character, known or unknown, which the Borrower ever had, now has or might hereafter have against the Agent or any Indemnified Person which relates, directly or indirectly, to any acts or omissions of the Agent or such Lender or any other Indemnified Person on or prior to the Effective Date.
     8. Fees and Expenses. The Borrower hereby reconfirms its obligations pursuant to Section 11.2 of the Credit Agreement to pay and reimburse the Agent for all reasonable out-of-pocket expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.
     9. Effectiveness. This Amendment shall become effective as of December 21, 2009 (the “Effective Date”) only upon satisfaction in full in the judgment of the Agent of each of the following conditions:
          (a) Amendment. The Agent shall have received this Amendment duly executed and delivered by the Agent, Required Lenders and the Borrower and acknowledged by the other Loan Parties.
          (b) Representations and Warranties. All representations and warranties contained in this Amendment shall be true and correct on and as of the Effective Date.
     10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     11. Counterparts. This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment may be executed and delivered by telecopier or other method of electronic transmission with the same force and effect as if it were a manually executed and delivered counterpart.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BORROWER:

DICK’S SPORTING GOODS, INC.

By:	/s/ Timothy E. Kullman
Name:	Timothy E. Kullman
Title:	EVP, Finance, Adminstration
CFO and Treasurer

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent

By:	/s/ Charles Chiodo
Name:	Charles Chiodo
Its:	Duly Authorized Signatory

WELLS FARGO RETAIL FINANCE, LLC, as a Lender

By:	/s/ Joseph Burt
Name:	Joseph Burt
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Matthew Kasper
Name:	Matthew Kasper
Title:	Relationship Manager

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Andrew Cerassi
Name:	Andrew Cerassi
Title:	SVP

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Raphael F. Muse, Jr.
Name:	Raphael F. Muse, Jr.
Title:	Sr. Vice President

JP MORGAN CHASE BAN, N.A., as a Lender

By:	/s/ Thomas G. Williams
Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Joseph Burt
Name:	Joseph Burt
Title:	Vice President

CITIZENS BANK OF PENNSYLVANIA, as a Lender

By:	/s/ Don Cmar
Name:	Don Cmar
Title:	Vice President

Each of the undersigned Loan Parties hereby (i) acknowledges each of the amendments to the Credit Agreement effected by this Amendment and (ii) confirms and agrees that its obligations under its Guaranty shall continue without any diminution thereof and shall remain in full force and effect on and after the effectiveness of this Amendment.
ACKNOWLEDGED, CONSENTED and
AGREED to as of the date first written
above.

AMERICAN SPORTS LICENSING, INC.

By:	/s/ Timothy E. Kullman
Name:	Timothy E. Kullman
Title:	President

DSG OF VIRGINIA, LLC

By:	/s/ Jeffrey R. Hennion
Name:	Jeffrey R. Hennion
Title:	President

GALYAN’S TRADING COMPANY, INC.

By:	/s/ Timothy E. Kullman
Name:	Timothy E. Kullman
Title:	VP/Secretary/Treasurer

GALYAN’S NEVADA, INC.

By:	/s/ Timothy E. Kullman
Name:	Timothy E. Kullman
Title:	Secretary/Treasurer

GALYAN’S OF VIRGINIA, INC.

By:	/s/ Timothy E. Kullman
Name:	Timothy E. Kullman
Title:	Secretary/Treasurer

GOLF GALAXY, INC.

By:	/s/ Timothy E. Kullman
Name:	Timothy E. Kullman
Title:	CFO/Treasurer

GOLF GALAXY GOLFWORKS, INC.

By:	/s/ Joseph R. Oliver
Name:	Joseph R. Oliver
Title:	VP

CHICK’S SPORTING GOODS, INC.

By:	/s/ Timothy E. Kullman
Name:	Timothy E. Kullman
Title:	CFO, SVP and Secretary

Exhibit A
ANNEX F
to
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
LETTERS OF CREDIT
     (a) Issuance. Subject to the terms and conditions of the Agreement, Agent and Lenders agree to incur, from time to time prior to the Commitment Termination Date, upon the request of Borrower and for Borrower’s account (but on behalf of Borrower or any of its Subsidiaries), Letter of Credit Obligations by causing Letters of Credit to be issued by GE Capital or a Subsidiary thereof or a bank or other legally authorized Person selected by or acceptable to Agent in its sole discretion; provided, however, that Borrower shall have the reasonable right to approve any such Affiliate of a Lender selected by Agent (each, an “L/C Issuer”) for Borrower’s account (but on behalf of Borrower or any of its Subsidiaries) and guaranteed by Agent; provided that if the L/C Issuer is a Lender or an Affiliate of a Lender, then such Letters of Credit shall not be guaranteed by Agent but rather each Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of Agent, as more fully described in paragraph (b)(ii) below. The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the lesser of (i) $75,000,000 (the “L/C Sublimit”) and (ii) the lesser of (A) the Aggregate Revolving Credit Commitment less the aggregate outstanding principal balance of the Revolving Credit Loan and the Letter of Credit Obligations; and (B) the Borrowing Base less the aggregate outstanding principal balance of the Revolving Credit Loan and the Letter of Credit Obligations (the determination of availability described in this sentence is herein referred to as the “L/C Availability”). No such Letter of Credit shall have an expiry date which is more than (i) if such Letter of Credit is a Documentary Letter of Credit, six (6) months following the date of issuance thereof or such longer period with the consent of Agent or (ii) any other Letter of Credit, one (1) year following the date of issuance thereof. Agent shall be under no obligation to incur Letter of Credit Obligations in respect of any Letter of Credit having an expiry date that is later than the Commitment Termination Date. The letters of credit set forth on Schedule F-1 issued by JPMorgan Chase Bank shall be deemed to be Letters of Credit issued under this Agreement (the “JPMorgan Letters of Credit”) and represent Letter of Credit Obligations under this Agreement, provided that such JPMorgan Letters of Credit shall be subject to the terms of the Payoff and Letter of Credit Assumption Agreement as well as the provisions set forth in this Agreement. Notwithstanding anything else herein to the contrary, Agent will not rescind the designation of any Person as L/C Issuer hereunder at such time as such Person has any

Letters of Credit outstanding or Letter of Credit Obligations outstanding and in no event shall any action of the Agent impair the expense and indemnity obligations of the Borrower to an L/C Issuer hereunder.
     (b) Advances Automatic; Participations. (i) In the event that Agent, any Lender or any Affiliate of a Lender that is an L/C Issuer shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Revolving Credit Advance under Section 1.1(a) of the Agreement regardless of whether a Default or Event of Default shall have occurred and be continuing and notwithstanding Borrower’s failure to satisfy the conditions precedent set forth in Section 2, and each Lender shall be obligated to pay its Proportionate Share thereof in accordance with the Agreement. The failure of any Lender to make available to Agent its Proportionate Share of any such Revolving Credit Advance or payment by Agent, any Lender or any Affiliate of a Lender that is an L/C Issuer under or in respect of a Letter of Credit Obligation shall not relieve any other Lender of its obligation hereunder to make available to Agent its Proportionate Share thereof, but no Lender shall be responsible for the failure of any other Lender to make available such other Lender’s Proportionate Share of any such payment.
     (ii) If it shall be illegal or unlawful for Borrower to incur Revolving Credit Advances as contemplated by paragraph (b)(i) above because of an Event of Default described in Section 8.1(g) or (h) or otherwise or if it shall be illegal or unlawful for any Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an L/C Issuer, then (A) immediately and without further action whatsoever, each Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation equal to such Lender’s Proportionate Share (based on the Revolving Credit Commitments) of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding and (B) thereafter, immediately upon issuance of any Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation in such Lender’s Proportionate Share (based on the Revolving Credit Commitments) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance. Each Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in the Agreement with respect to Revolving Credit Advances.
     (c) Cash Collateral. (i) If Borrower is required to provide cash collateral for any Letter of Credit Obligations pursuant to the Agreement prior to the Commitment Termination Date, Borrower will pay to Agent for the ratable benefit of itself and the L/C Issuers cash or Cash Equivalents acceptable to Agent in an amount equal to one-hundred five percent (105%) of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding. Such funds or Cash Equivalents shall be held by Agent in a cash collateral account (the “Cash Collateral

Account”) maintained at a bank or financial institution acceptable to Agent. The Cash Collateral Account shall be in the name of Borrower and shall be pledged to, and subject to the control of, Agent, for the benefit of Agent and the L/C Issuers, in a manner satisfactory to Agent. Borrower hereby pledges and grants to Agent, on behalf of itself and the L/C Issuers, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. The Agreement, including this Annex F, shall constitute a security agreement under applicable law.
     (ii) If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrower shall either (A) provide cash collateral therefor in the manner described above, or (B) cause all such Letters of Credit and guaranties thereof to be canceled and returned, or (C) deliver a Standby Letter (or letters) of Credit in guaranty of such Letter of Credit Obligations, which Standby Letter (or letters) of Credit shall be of like tenor and duration as, and in an amount equal to one-hundred and five percent (105%) of the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are be satisfactory to Agent in its sole discretion.
     (iii) From time to time after funds are deposited in the Cash Collateral Account by Borrower, whether before or after the Commitment Termination Date, Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, in such order as Agent may elect, as shall be or shall become due and payable by Borrower to Agent and the L/C Issuers with respect to such Letter of Credit Obligations and, upon the satisfaction in full of all Letter of Credit Obligations of Borrower, to any other Obligations then due and payable.
     (iv) Neither Borrower nor any Person claiming on behalf of or through Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrower to Agent and the L/C Issuers in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations when due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to Borrower or as otherwise required by law.
     (d) Fees and Expenses. Borrower agrees to pay to Agent (i) for the benefit of Agent or the applicable L/C Issuers, all costs and expenses incurred by Agent or any L/C Issuer on account of such Letter of Credit Obligations, and (ii) for the benefit of Lenders, for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the “Letter of Credit Fee”) in an amount equal to (A) with respect to

Documentary Letters of Credit, one-half of one percent per annum (0.50%) less than the Applicable Margin for LIBOR Loans from time to time in effect; provided, that, in no event shall any Letter of Credit Fee with respect to Documentary Letters of Credit be less than one-half of one percent per annum (0.50%), and (B) with respect to any Standby Letter of Credit, the Applicable Margin for LIBOR Loans from time to time in effect, in each case multiplied by the maximum amount available from time to time to be drawn under the applicable Letter of Credit. Such fee shall be paid to Agent in arrears, on the first day of each month. In addition, Borrower shall pay to any L/C Issuer, within five (5) days after demand, such costs and expenses, charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued. The Letter of Credit fees shall be calculated on the basis of a 360-day year and actual days elapsed.
     (e) Request for Incurrence of Letter of Credit Obligations. Borrower shall give Agent at least two (2) Business Days prior written notice requesting the incurrence of any Letter of Credit Obligation, specifying the date such Letter of Credit Obligation is to be incurred, identifying the beneficiary and describing the nature of the transactions proposed to be supported thereby; provided, however, that Borrower need not obtain approval and need not provide notice to Agent for the incurrence of a Letter of Credit Obligation if (i) the issuance of such Letter of Credit Obligation would not violate any provision of this Annex F, (ii) the amount of such Letter of Credit Obligation is less than $300,000 and (iii) the aggregate amount of all Letter of Credit Obligations issued in such week is less than $300,000. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer). For administrative purposes, by Monday of the following week, the L/C Issuer shall distribute a summary sheet to Agent stating the amount requested during such week and the date of all Letter of Credit Obligations issued during such week. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer) and a completed application for Standby Letter of Credit or application for Documentary Letter of Credit, as applicable. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower and approvals by Agent and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower, Agent and the L/C Issuer.
     (f) Obligation Absolute. The obligation of Borrower to reimburse Agent, Lenders and L/C Issuers for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Lender to make payments to Agent or the L/C Issuer with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of Borrower and Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following circumstances:

(i)	any lack of validity or enforceability of any Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

(ii)	the existence of any claim, set-off, defense or other right which Borrower or any of its Affiliates, any Lender or any L/C Issuer may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Agent, any Lender, any L/C Issuer, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between Borrower or any of its Affiliates and the beneficiary for which the Letter of Credit was procured);

(iii)	any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)	payment by Agent or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit or such guaranty, except as set forth in the proviso to clause (C) of the second paragraph of paragraph (g) below;

(v)	any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

(vi)	the fact that a Default or an Event of Default shall have occurred and be continuing.
     (g) Indemnification; Nature of Lenders’ Duties. (i) In addition to amounts payable as elsewhere provided in the Agreement, Borrower hereby agrees to pay and to protect, indemnify, and save harmless Agent, each Lender and each L/C Issuer from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including attorneys’ fees and allocated costs of internal counsel) which Agent, any Lender or any L/C Issuer may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guaranty thereof, or (B) the failure of Agent or any Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Agent, such Lender or such L/C Issuer (as finally determined by a court of competent jurisdiction). No Agent, Lender or

L/C Issuer shall enter into any compromise or settlement in any action as to which such Person intends to seek indemnification hereunder without the prior written consent of the Loan Party from whom indemnification hereunder is sought, which consent shall not be unreasonably withheld or delayed.
     (ii) As between Agent, any Lender and any L/C Issuer, and Borrower, Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries thereof. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law neither Agent, any Lender nor any L/C Issuer shall be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) for failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided that, in the case of any payment by Agent or the L/C Issuer if it is a Lender or an Affiliate of a Lender under any Letter of Credit or guaranty thereof, Agent or such L/C Issuer shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (D) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) for errors in interpretation of technical terms; (F) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) for the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) for any consequences arising from causes beyond the control of Agent, any Lender or any L/C Issuer. None of the above shall affect, impair, or prevent the vesting of any of Agent’s or any Lender’s rights or powers hereunder or under the Agreement.
     (iii) Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by Borrower in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between or among Borrower and such L/C Issuer, including a Master Documentary Agreement and a Master Standby Agreement entered into with Agent.